FILED PURSUANT TO RULE 424(B)(3)
                                                           FILE NUMBER 333-49636


PROSPECTUS


                               [GRAPHIC OMITTED]

            OFFER TO EXCHANGE $350,000,000 PRINCIPAL AMOUNT OF OUR
                  10-3/4% SENIOR SUBORDINATED NOTES DUE 2008,
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                      FOR ANY AND ALL OF OUR OUTSTANDING
                  10-3/4% SENIOR SUBORDINATED NOTES DUE 2008

                                --------------

                     MATERIAL TERMS OF THE EXCHANGE OFFER



o The exchange offer expires at 5:00 p.m., New York City time, on January 24, 2001, unless extended.

o We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act.

o You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

o The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

o  We will not receive any proceeds from the exchange offer.

o The terms of the new series of notes are substantially identical to those of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

o You may tender outstanding notes only in denominations of $1,000 and multiples of $1,000.

o  Our affiliates may not participate in the exchange offer.

                                --------------

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.

                                --------------
                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                                --------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
       SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR
           DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               THE DATE OF THIS PROSPECTUS IS DECEMBER 19, 2000.

                               TABLE OF CONTENTS

                                                                                              PAGE
                                                                                             -----
WHERE YOU CAN FIND MORE INFORMATION ......................................................     4
INCORPORATION BY REFERENCE OF SOME OF THE DOCUMENTS FILED BY US
 WITH THE SEC ............................................................................     5
FORWARD-LOOKING INFORMATION ..............................................................     5
SUMMARY OF PROSPECTUS ....................................................................     6
 The Company .............................................................................     6
 The Exchange Offer ......................................................................     6
 The Exchange Notes ......................................................................     9
RISK FACTORS .............................................................................    11
 You Must Follow Certain Procedures to Tender Your Private Notes .........................    11
 You Will Be Subject to Transfer Restrictions if You Fail to Exchange Your Private Notes .    11
 A Public Market for the Notes May Not Develop ...........................................    11
 We Depend Upon Reimbursement by Third-Party Payors ......................................    11
 Our Operations Are Subject to Extensive Regulation ......................................    12
 Healthcare Reform Legislation May Affect Our Business ...................................    12
 We Face National, Regional and Local Competition ........................................    13
 We Are Subject to Material Litigation ...................................................    13
 You Should Take Into Account Certain Financing Considerations ...........................    13
 The Notes Are Subordinated Obligations ..................................................    14
 Our Ability to Repurchase the Notes Upon a Change of Control May Be Limited .............    14
 Holders of Our Debentures Have a Repurchase Right in Certain Circumstances In Which
   Holders of the Notes Do Not ...........................................................    14
RATIO OF EARNINGS TO FIXED CHARGES .......................................................    15
THE EXCHANGE OFFER .......................................................................    15
 Purpose of the Exchange Offer ...........................................................    15
 Resale of the Exchange Notes ............................................................    15
 Terms of the Exchange Offer .............................................................    16
 Expiration Date; Extensions; Amendments .................................................    17
 Interest on the Exchange Notes ..........................................................    17
 Procedures for Tendering ................................................................    17
 Return of Notes .........................................................................    19
 Book-Entry Transfer .....................................................................    19
 Guaranteed Delivery Procedures ..........................................................    19
 Withdrawal of Tenders ...................................................................    20
 Conditions ..............................................................................    20
 Termination of Rights ...................................................................    21
 Shelf Registration ......................................................................    21
 Liquidated Damages ......................................................................    21
 Exchange Agent ..........................................................................    22
 Fees and Expenses .......................................................................    22
 Consequence of Failures to Exchange .....................................................    23
USE OF PROCEEDS ..........................................................................    23
CAPITALIZATION ...........................................................................    24

DESCRIPTION OF EXCHANGE NOTES ............................................................   25
 General .................................................................................   25
 Subordination ...........................................................................   25
 Optional Redemption of the Exchange Notes ...............................................   27
 Change of Control .......................................................................   28
 Certain Covenants of the Company ........................................................   29
 Events of Default .......................................................................   34
 Satisfaction and Discharge of Indenture; Defeasance .....................................   35
 Transfer and Exchange ...................................................................   36
 Amendment, Supplement and Waiver ........................................................   36
 Concerning the Trustee ..................................................................   38
 Governing Law ...........................................................................   38
 Book-Entry; Delivery and Form ...........................................................   38
 Depositary Procedures ...................................................................   38
 Exchange of Book-Entry Notes for Certificated Notes .....................................   40
 Certain Definitions .....................................................................   41
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE ............................   51
 Exchange of Private Notes for Exchange Notes ............................................   51
 Tax Considerations Applicable to United States Persons ..................................   51
 Tax Considerations Applicable to Non-U.S. Holders .......................................   52
 Information Reporting and Backup Withholding ............................................   53
PLAN OF DISTRIBUTION .....................................................................   54
EXPERTS ..................................................................................   54
LEGAL MATTERS ............................................................................   54

     We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit any offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to HEALTHSOUTH Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243,
Attention: Legal Department, or call (205) 967-7116, and ask to speak to someone in our Legal Department. In addition, to obtain timely delivery of any information you request, you must submit your request no later than January 17, 2001, which is five business days before the date the exchange offer expires.


                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (SEC File No. 1-10315), and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC (at http://www.sec.gov). Our common stock is listed on the New York Stock Exchange. Reports, proxy statements and other information relating to us can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Some of the documents we have filed with the SEC have been incorporated in this prospectus by reference. See "Incorporation by Reference of Some of the Documents Filed by Us with the SEC". Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed with the SEC. Each such statement is subject to and qualified in its entirety by such reference.

                          INCORPORATION BY REFERENCE
                         OF SOME OF THE DOCUMENTS FILED
                              BY US WITH THE SEC

     There   are  hereby  incorporated  by  reference  in  this  prospectus  the following documents previously filed or to be filed by us with the SEC pursuant to the Exchange Act (SEC File No. 1-10315):

       1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

       2. Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000.

       3. Our Proxy Statement on Schedule 14A filed April 14, 2000, in connection with our 2000 Annual Meeting of Stockholders.

     All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the exchange offer shall be deemed to be incorporated by reference to this prospectus and to be made a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained herein (with respect to a previously filed document) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                          FORWARD-LOOKING INFORMATION

     Some of the matters discussed in this prospectus or in the information incorporated by reference herein may constitute forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "estimates" or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Statements contained in this prospectus which are not historical facts are forward-looking statements.
Without limiting the generality of the preceding statement, all statements in this prospectus concerning or relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are necessarily estimates reflecting our best judgment based upon current information and involve a number of risks and uncertainties. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, changes or delays in reimbursement for our services by governmental or private payors, changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services, competitive pressures in the healthcare industry and our response thereto, our ability to obtain and retain favorable arrangements with third-party payors, unanticipated delays in the implementation of our Integrated Service Model or other strategies, general conditions in the economy and capital markets and other factors which may be identified from time to time in our SEC filings and other public announcements.

                             SUMMARY OF PROSPECTUS

     This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all the information that you should consider before tendering your Private Notes in the exchange offer. You should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 11. As used in this prospectus: (1) the terms "HEALTHSOUTH", "Company", "we", "our" and "us" refer to HEALTHSOUTH Corporation and, in some cases, its subsidiaries; (2) the term "Private Notes" refers to our 10-3/4% senior subordinated notes due 2008 which were issued in a transaction exempt from registration under the Securities Act; (3) the term "Exchange Notes" refers to our 10-3/4% senior subordinated notes due 2008 which have been registered under the Securities Act pursuant to a registration statement of which this prospectus is a part; (4) the term "Notes" refers to the Private Notes and the Exchange Notes, collectively; and (5) the term "EBITDA" refers to income from continuing operations before depreciation and amortization, net interest expense, impairment of long-lived assets, minority interests in earnings of consolidated entities and income taxes and excludes unusual and nonrecurring expenses.

                                  THE COMPANY

     We  are  the  largest  provider  of  rehabilitative  healthcare, outpatient surgery and outpatient diagnostic services in the United States, with a national network of more than 2,000 locations in all 50 states, Puerto Rico, the United Kingdom, Canada and Australia. We believe that we provide patients, physicians and payors with high-quality healthcare services on a more cost-effective basis than traditional acute-care hospitals. We provide these services through our national network of modern, well-maintained healthcare facilities. We enjoy a relatively favorable payor mix compared to other publicly-traded healthcare companies in that most of our revenues (approximately 65% for the year ended December 31, 1999) are derived from non-governmental sources. For the year ended December 31, 1999, we had revenues of $4,072,107,000 and EBITDA of $1,218,833,000. For the nine months ended September 30, 2000, we had revenues of $3,118,115,000 and EBITDA of $832,177,000.

     We were incorporated under the laws of Delaware in 1984. Our principal executive offices are located at One HealthSouth Parkway, Birmingham, Alabama 35243, and our telephone number is (205) 967-7116.

                              THE EXCHANGE OFFER

The Exchange Offer .........  We are offering to exchange our Exchange Notes for our  outstanding  Private  Notes that are properly
                              tendered and accepted.  You may tender outstanding
                              Private Notes only in  denominations of $1,000 and
                              multiples  of $1,000.  We will issue the  Exchange
                              Notes on or promptly after the expiration  date of
                              the  exchange  offer.  As  of  the  date  of  this
                              prospectus,   $350,000,000   principal  amount  of
                              Private Notes is outstanding.

Expiration Date ............  The  exchange  offer will expire at 5:00 p.m., New
                              York  City  time,  on  January  24,  2001,  unless
                              extended,  in which case the expiration  date will
                              mean the  latest  date and time to which we extend
                              the exchange offer.

Conditions to the Exchange Offer .........   The exchange offer is  not  subject
                                             to  conditions  other than that (1)
                                             it shall not violate applicable law
                                             or any applicable interpretation of
                                             the staff of the SEC, (2) no action
                                             or   proceeding   shall  have  been
                                             instituted  or  threatened  in  any
                                             court or by any governmental agency
                                             which might  materially  impair our
                                             ability   to   proceed   with   the
                                             exchange  offer,  and  no  material
                                             adverse   development   shall  have
                                             occurred in any existing  action or
                                             proceeding  with respect to us, and
                                             (3)  all   governmental   approvals
                                             deemed  necessary  by  us  for  the
                                             completion  of the  exchange  offer
                                             shall  have  been   obtained.   The
                                             exchange  offer is not  conditioned
                                             upon any minimum  principal  amount
                                             of Private Notes being tendered for
                                             exchange.

Procedures for Tendering
  Private Notes ..........................   If you wish to tender your  Private
                                             Notes for Exchange  Notes  pursuant
                                             to the  exchange  offer,  you  must
                                             transmit  to The Bank of New  York,
                                             as exchange agent, on or before the
                                             expiration   date,   either:

                                             o a   computer-generated    message
                                               transmitted      through      The
                                               Depository     Trust    Company's
                                               Automated  Tender  Offer  Program
                                               system   and   received   by  the
                                               exchange agent and forming a part
                                               of a  confirmation  of book-entry
                                               transfer in which you acknowledge
                                               and  agree  to be  bound  by  the
                                               terms    of   the    letter    of
                                               transmittal; or

                                             o a  properly  completed  and  duly
                                               executed  letter of  transmittal,
                                               which       accompanies      this
                                               prospectus, or a facsimile of the
                                               letter of  transmittal,  together
                                               with your  Private  Notes and any
                                               other required documentation,  to
                                               the exchange agent at its address
                                               listed in this  prospectus and on
                                               the front  cover of the letter of
                                               transmittal.

                                               If you cannot  satisfy  either of
                                               these   procedures  on  a  timely
                                               basis,  then  you  should  comply
                                               with  the   guaranteed   delivery
                                               procedures  described  below.  By
                                               executing     the    letter    of
                                               transmittal,  you  will  make the
                                               representations  to us  described
                                               under        "The        Exchange
                                               Offer-Procedures for Tendering".

Special  Procedures  for
  Beneficial Owners ......................   If you are a beneficial owner whose
                                             Private Notes are registered in the
                                             name   of   a    broker,    dealer,
                                             commercial  bank,  trust company or
                                             other   nominee  and  you  wish  to
                                             tender  your  Private  Notes in the
                                             exchange offer,  you should contact
                                             the registered  holder promptly and
                                             instruct the  registered  holder to
                                             tender on your behalf.  If you wish
                                             to tender on your own  behalf,  you
                                             must  either  (1) make  appropriate
                                             arrangements to register  ownership
                                             of the  Private  Notes in your name
                                             or (2) obtain a properly  completed
                                             bond  power  from  the   registered
                                             holder,   before   completing   and
                                             executing the letter of transmittal
                                             and delivering your Private Notes.

Guaranteed Delivery Procedures .........     If  you wish to tender your Private
                                             Notes and time will not  permit the
                                             documents required by the letter of
                                             transmittal  to reach the  exchange
                                             agent before the  expiration  date,
                                             or  the  procedure  for  book-entry
                                             transfer  cannot be  completed on a
                                             timely basis,  you must tender your
                                             Private  Notes   according  to  the
                                             guaranteed    delivery    procedure
                                             described in this prospectus  under
                                             "The   Exchange    Offer-Guaranteed
                                             Delivery Procedures".

Acceptance of Private Notes and
  Delivery of Exchange Notes ...........     Subject   to  the  satisfaction  or
                                             waiver  of  the  conditions  to the
                                             exchange  offer, we will accept for
                                             exchange any and all Private  Notes
                                             which are  validly  tendered in the
                                             exchange  offer  and not  withdrawn
                                             before  5:00  p.m.,  New York  City
                                             time, on the expiration date.

Withdrawal Rights ......................     You may withdraw the tender of your
                                             Private  Notes at any  time  before
                                             5:00 p.m.,  New York City time,  on
                                             the  expiration  date, by complying
                                             with the  procedures for withdrawal
                                             described in this prospectus  under
                                             "The Exchange  Offer-Withdrawal  of
                                             Tenders".

Material U.S. Federal Income Tax
  Consequences .........................     The exchange of Notes will not be a
                                             taxable  event  for  United  States
                                             federal income tax purposes.  For a
                                             discussion of the material  federal
                                             income tax consequences relating to
                                             the   exchange   of   Notes,    see
                                             "Material  U.S.  Federal Income Tax
                                             Consequences of the Exchange".

Exchange Agent .........................     The Bank  of  New York, the trustee
                                             under the  indenture  governing the
                                             Private  Notes,  is  serving as the
                                             exchange agent.

Consequence of Failure to
  Exchange Notes .......................     If you do not exchange your Private
                                             Notes for Exchange Notes,  you will
                                             continue   to  be  subject  to  the
                                             restrictions  on transfer  provided
                                             in  the  Private  Notes  and in the
                                             indenture   governing  the  Private
                                             Notes.  In  general,   the  Private
                                             Notes may not be  offered  or sold,
                                             unless    registered    under   the
                                             Securities  Act, except pursuant to
                                             an   exemption   from,   or   in  a
                                             transaction  not  subject  to,  the
                                             Securities Act and applicable state
                                             securities    laws.   We   do   not
                                             currently   plan  to  register  the
                                             Private Notes under the  Securities
                                             Act.

Registration Rights Agreement ..........     You are  entitled  to exchange your
                                             Private  Notes for  Exchange  Notes
                                             with substantially identical terms.
                                             The exchange  offer  satisfies this
                                             right.  After the exchange offer is
                                             completed,  you will no  longer  be
                                             entitled   to   any   exchange   or
                                             registration rights with respect to
                                             your  Private   Notes.   Under  the
                                             circumstances   described   in  the
                                             registration rights agreement,  you
                                             may  require  us to  file  a  shelf
                                             registration  statement  under  the
                                             Securities Act.

     We explain the exchange offer in greater detail beginning on page 15.

                              THE EXCHANGE NOTES


     The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes, except that the Exchange Notes will be registered under the Securities Act and, therefore, the Exchange Notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the Private Notes. The Exchange Notes will evidence the same debt as the Private Notes and both the Private Notes and the Exchange Notes are governed by the same indenture.

Securities Offered ..........   $350,000,000 principal amount of 10-3/4% senior
                                subordinated notes due 2008.

Issuer ......................   HEALTHSOUTH Corporation.

Maturity Date ...............   October 1, 2008.

Interest ....................   Interest  on the Exchange Notes will accrue from
                                September  25, 2000 and be payable,  at the rate
                                of 10-3/4%  per annum,  on April 1 and October 1
                                of each  year,  commencing  April 1,  2001.  The
                                payment of interest on Exchange Notes will be in
                                lieu  of  payment  of  any  accrued  but  unpaid
                                interest on Private Notes tendered for exchange.

Optional Redemption .........   We may redeem the Exchange Notes, in whole or in
                                part,  at any time on or after  October 1, 2004,
                                at a  redemption  price  equal  to  100%  of the
                                principal   amount   thereof   plus  a   premium
                                declining ratably to par plus accrued interest.

                                In  addition,  at any time  prior to  October 1,
                                2003,  we may redeem up to 35% of the  aggregate
                                principal amount of the Notes outstanding on the
                                original  date of issuance of the Private  Notes
                                with the net cash proceeds of one or more equity
                                offerings  at  a   redemption   price  equal  to
                                110.750% of their principal amount, plus accrued
                                and unpaid interest, provided that:

                                o  at  least  65%  of  the  original   aggregate
                                   principal  amount  of   the   Notes   remains
                                   outstanding  immediately after the occurrence
                                   of the redemption; and

                                o  the  redemption  occurs within 60 days of the
                                   date of the   closing of the equity offering.

                                For more details,  see  "Description of Exchange
                                Notes-Optional   Redemption   of  the   Exchange
                                Notes".

Ranking .....................   The Notes:

                                o  are   part   of   our    general    unsecured
                                   obligations;

                                o will be subordinated to all of our existing and future senior indebtedness; and

                                o  will  be  effectively  subordinated  to   the
                                   indebtedness of our subsidiaries.

Future Guaranties ...........   None   of   our  subsidiaries  are  required  to
                                guarantee the Notes.

Change of Control .........   If we go through a Change of Control, you have the
                              right to require that we purchase  your Notes,  in
                              whole or in part,  at a purchase  price of 101% of
                              their principal  amount,  plus accrued interest to
                              the date of purchase.

                              The  term   "Change  of  Control"  is  defined  in
                              "Description of Exchange Notes".

Certain Covenants .........   The indenture contains covenants that, among other
                              things and subject to certain exceptions, restrict
                              our ability  and the  ability of our  subsidiaries
                              to:

                              o incur   additional    indebtedness   and   issue
                                preferred stock;

                              o make restricted  payments,  including dividends,
                                other distributions and investments;

                              o in the  case  of  our  subsidiaries,  create  or
                                permit to exist dividend or payment restrictions with respect to us;

                              o incur  or  permit  to exist  indebtedness  by us
                                senior to the Notes which is subordinated to any of our other indebtedness;

                              o engage in transactions with our affiliates;

                              o incur or permit to exist certain liens;

                              o sell assets and subsidiary stock; and

                              o sell all or  substantially  all of our assets or
                                merge  with or into  other  companies.

                              For more  details,  see  "Description  of Exchange
                              Notes".

Use of Proceeds ...........   We will not receive any cash proceeds from the
                              exchange offer.

     We explain the Exchange Notes in greater detail beginning on page 25.

                                 RISK FACTORS

     Our business, operations and financial condition are subject to various risks. Some of these risks are described below, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to tender your Private Notes in the exchange offer. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of certain material factors. The risk factors set forth below are generally applicable to the Private Notes as well as the Exchange Notes.


YOU MUST FOLLOW CERTAIN PROCEDURES TO TENDER YOUR PRIVATE NOTES

     The Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the exchange agent of the Private Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you desire to tender your Private Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Your failure to follow these procedures may result in delay in receiving Exchange Notes on a timely basis or in your loss of the right to receive Exchange Notes. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. If you tender Private Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where the Private Notes were acquired by the broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "The Exchange Offer-Procedures for Tendering" and "Plan of Distribution".


YOU WILL BE SUBJECT TO TRANSFER RESTRICTIONS IF YOU FAIL TO EXCHANGE YOUR PRIVATE NOTES

     If you do not exchange your Private Notes for Exchange Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the Private Notes as set forth in the legend on the Private Notes. In general, the Private Notes may not be offered or sold unless registered under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the Private Notes under the Securities Act. To the extent that Private Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected.


A PUBLIC MARKET FOR THE NOTES MAY NOT DEVELOP

     There can be no assurance that a public market for the Notes will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the Notes could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated quotation system. The initial purchasers have previously made a market in the Private Notes, and we have been advised that the initial purchasers currently intend to make a market in the Exchange Notes, as permitted by applicable laws and regulations, after consummation of the exchange offer. The initial purchasers are not obligated, however, to make a market in the Private Notes or the Exchange Notes, and any market-making activity may be discontinued at any time without notice at the sole discretion of the initial purchasers. If an active public market does not develop or continue, the market price and liquidity of the Notes may be adversely affected.


WE DEPEND UPON REIMBURSEMENT BY THIRD-PARTY PAYORS

     Substantially all of our revenues are derived from private and governmental third-party payors. In 1999, approximately 33.0% of our revenues were derived from Medicare and approximately 67.0% from commercial insurers, managed care plans, workers' compensation payors and other private pay revenue sources. There are increasing pressures from many payors to control healthcare costs and to reduce or limit increases in reimbursement rates for medical services. In the recent past, we have experienced a decrease in revenues primarily attributable to declines in government reimbursement as a result of the Balanced Budget Act of 1997. There can be no assurances that payments from governmental or private payors will remain at levels comparable to present levels. In attempts to limit the federal budget deficit, there have been, and we expect that there will continue to be, a number of proposals to limit Medicare reimbursement for various services. We cannot now predict whether any of these pending proposals will be adopted or what effect such proposals would have on us.

     Further, Medicare reimbursement for inpatient rehabilitation services is changing from a cost-based reimbursement system to a prospective payment system ("PPS"), with the phase-in of the PPS currently scheduled to begin in April 2001. While we believe we are well-positioned and well-prepared for the transition, we cannot be certain what effect the adoption of inpatient rehabilitation PPS will have on us. In addition, a delay in the implementation of inpatient rehabilitation PPS, lower than expected reimbursement rates or our failure to successfully execute our planned response to this change could have a material adverse effect on our financial condition or results of operations.

OUR OPERATIONS ARE SUBJECT TO EXTENSIVE REGULATION

     Our operations are subject to various other types of regulation at the federal and state governments, including licensure and certification laws, Certificate of Need laws and laws relating to financial relationships among providers of healthcare services, Medicare fraud and abuse and physician self-referral.

     The operation of our facilities and the provision of healthcare services are subject to federal, state and local licensure and certification laws. These facilities and services are subject to periodic inspection by governmental and other authorities to ensure compliance with the various standards established for continued licensure under state law, certification under the Medicare and Medicaid programs and participation in other government programs. Additionally, in many states, Certificates of Need or other similar approvals are required for expansion of our operations. We could be adversely affected if we cannot obtain such approvals, by changes in the standards applicable to approvals and by possible delays and expenses associated with obtaining approvals. Our failure to obtain, retain or renew any required regulatory approvals, licenses or certificates could prevent us from being reimbursed for our services, or could materially adversely affect our results of operations.

     Our business is subject to extensive federal and state regulation with respect to financial relationships among healthcare providers, physician self-referral arrangements and other fraud and abuse issues. Penalties for violation  of  federal  and  state  laws  and regulations include exclusion from participation in the Medicare and Medicaid programs, asset forfeiture, civil penalties and criminal penalties, any of which could have a material adverse effect on our business, results of operations or financial condition. The Office of Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret healthcare fraud and abuse provisions liberally and enforce them aggressively. See "Business-Regulation" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

HEALTHCARE REFORM LEGISLATION MAY AFFECT OUR BUSINESS

     In recent years, many legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level.
Among the proposals which are currently being, or recently have been, considered are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. The costs of certain proposals would be funded in significant part by reductions in payment by governmental programs, including Medicare and
Medicaid, to healthcare providers. There continue to be federal and state proposals that would, and actions that do, impose more limitations on government and private payments to healthcare providers such as us and proposals to increase copayments and deductibles from patients. At the federal level, both Congress and the current Administration have continued to propose healthcare budgets that substantially reduce payments under the Medicare and Medicaid programs. In addition, many states are considering the enactment of initiatives designed to reduce their Medicaid expenditures, to provide universal coverage or additional levels of care and/or to impose additional taxes on healthcare providers to help finance or expand the states' Medicaid systems. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation on us. That impact may be material to our financial condition or our results of operations.

WE FACE NATIONAL, REGIONAL AND LOCAL COMPETITION

     We operate in a highly competitive industry. Although we are the largest provider of rehabilitative healthcare, outpatient surgery and outpatient diagnostic services in the United States, in any particular market we may encounter competition from local or national entities with longer operating histories or other superior competitive advantages. There can be no assurance that this competition, or other competition which we may encounter in the future, will not adversely affect our financial condition or our results of operations.

WE ARE SUBJECT TO MATERIAL LITIGATION

     We are, and may in the future be, subject to litigation which, if determined adversely to us, could have a material adverse effect on our business or financial condition. In addition, some of the companies and businesses we have acquired have been subject to similar litigation. There can be no assurance that pending or future litigation, whether or not described in this prospectus, will not have a material adverse effect on our financial condition or our results of operations. See "Legal Proceedings" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

YOU SHOULD TAKE INTO ACCOUNT CERTAIN FINANCING CONSIDERATIONS

Amount of Leverage

     As of September 30, 2000, we had approximately $3,221,219,000 of outstanding indebtedness (including the current portion of long-term debt and excluding obligations to trade creditors) and approximately $3,403,133,000 of stockholders' equity. Outstanding indebtedness was approximately 48.6% of our total capitalization, which was approximately $6,624,352,000 (including the current portion of long-term debt). On an as-adjusted basis, as of September 30, 2000, after giving effect to the offering of the Private Notes and the use of proceeds, we would have had approximately $3,232,287,000 of outstanding indebtedness, which would amount to approximately 48.7% of our total capitalization (including short-term borrowings and notes and the current portion of long-term debt) and approximately $3,402,846,000 of stockholders' equity. See "Capitalization".

Restrictive Covenants

     Our $1,750,000,000 revolving credit facility with Bank of America, N.A., and other participating banks contains various covenants that limit our ability to engage in certain transactions. Those covenants, among other things:

     o limit our and our subsidiaries' ability to borrow and to place liens on our and their assets;

     o limit our investments and the sale of all or substantially all of our assets;

     o require us to maintain a minimum consolidated net worth; and

     o require us to comply with coverage ratio tests.

     Our $400,000,000 credit facility with UBS AG, Stamford Branch and other participating banks and the indentures governing our debt securities, including the Notes, include covenants of a similar nature. Our failure to comply with any of these covenants could result in an event of default under our indebtedness, including the Notes. That, in turn, could cause an event of default to occur under all or substantially all of our other indebtedness. See "Description of Exchange Notes-Certain Covenants".

Effect on Our Ability to Finance Future Operations

     Our level of indebtedness relative to our total capitalization and the covenants described above may adversely affect our ability to finance our future operations. Those factors also could limit our ability to pursue business opportunities that may be in our interests. In particular, changes in medical technology, existing, proposed and future legislation, regulations and the interpretation thereof, and the requirements of payor contracts and other government reimbursement programs may require significant investments in facilities, equipment, personnel and services. Although we believe that cash generated from operations, amounts available under our bank credit facilities and our ability to access capital markets will be sufficient to allow us to make such investments, we cannot assure you that we will be able to obtain the funds necessary to make such investments.

THE NOTES ARE SUBORDINATED OBLIGATIONS

     The Notes are subordinate in right of payment to all of our current and future Senior Indebtedness (as defined in "Description of Exchange Notes"). Senior Indebtedness includes indebtedness under our bank credit facilities and all of our other indebtedness that is not expressly made subordinate to, or equal to, the Notes. At September 30, 2000, the aggregate amount of our Senior Indebtedness was approximately $2,167,068,000, as adjusted to give effect to the sale of the Private Notes and the application of the net proceeds of the offering of the Private Notes. See "Capitalization". After giving effect to the application of the proceeds of the sale of the Private Notes, we would have been entitled to borrow in excess of $332,932,000 under our existing credit facilities at September 30, 2000, which does not include any amounts under our new $400,000,000 credit facility. Subject to certain limitations in the indenture, we may incur additional indebtedness in the future, including Senior Indebtedness. By reason of the subordination of the Notes, in the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business or upon default in payment with respect to any of our Senior
Indebtedness, or an event of default with respect to such indebtedness resulting in the acceleration thereof, our assets will be available to pay the amounts due on the Notes only after all of our Senior Indebtedness has been paid in full. See "Description of Exchange Notes".

     The majority of our operations are conducted through subsidiaries or partnerships, which are separate and distinct legal entities and have no obligations, contingent or otherwise, to pay any amounts due pursuant to the Notes or make any funds available therefor, whether by dividends, loans or other payments. The Notes effectively will be subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our subsidiaries and partnerships. Any right we have to receive assets of any such subsidiary or partnership upon the liquidation or reorganization of any such subsidiary or partnership (and your consequent right as a holder of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's or partnership's creditors.


OUR ABILITY TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL MAY BE LIMITED

     In the event of a Change of Control, you will have the right, at your option, to require us to repurchase all or a portion of the Notes you hold at a purchase price equal to 101% of the aggregate principal amount of your Notes plus accrued interest thereon to the repurchase date. See "Description of Exchange Notes". Our ability to repurchase the Notes upon a Change of Control may be limited by the terms of our Senior Indebtedness and the subordination provisions of the indenture. Further, our ability to repurchase the Notes upon a Change of Control will be dependent on the availability of sufficient funds and our ability to comply with the applicable securities laws. Accordingly, there can be no assurance that we will be in a position to repurchase the Notes upon a Change of Control. The term "Change of Control" is limited to certified specified transactions and may not include other events that might adversely affect our financial condition or result in a downgrade of the credit rating (if any) of the Notes, nor would the requirement that we offer to repurchase the Notes upon a Change of Control necessarily afford holders of the Notes protection in the event of a highly leveraged reorganization.


HOLDERS OF OUR DEBENTURES HAVE A REPURCHASE RIGHT IN CERTAIN CIRCUMSTANCES IN WHICH HOLDERS OF THE NOTES DO NOT

     In March 1998, we issued $567,750,000 of 3.25% convertible subordinated debentures due 2003. In general, the debentures rank equally with the Notes. However, the holders of the debentures have a right to require us to repurchase the debentures at a price equal to 100% of the principal amounts thereof, plus accrued and unpaid interest, in the event that our common stock is neither listed for trading on a United States national securities exchange nor approved for trading on an established over-the-counter trading market in the United States. The Notes do not have similar repurchase rights. Therefore, in the event that our common stock were not listed for trading as described above, the holders of the debentures might be able to receive payment ahead of the holders of the Notes even though the Notes and the debentures rank equally with one another. Our common stock has been listed for trading on the New York Stock Exchange since 1989, and we anticipate that this will continue to be the case.

                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown.

                                                                YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------
                                                                                                            NINE MONTHS ENDED
                                                  1995        1996        1997        1998        1999      SEPTEMBER 30, 2000
                                               ---------   ---------   ---------   ---------   ---------   -------------------
Ratio of earnings to fixed charges .........       3.0x        4.6x        5.4x        5.5x        3.9x             2.8x

     The ratio of earnings to fixed charges was calculated by (1) dividing earnings from continuing operations, before income taxes, fixed charges and unusual and nonrecurring charges by (2) fixed charges, which consist of interest expense incurred, including amortization of debt expense and discount, and the portion of rental expense under operating leases estimated to be representative of the interest factor.

                              THE EXCHANGE OFFER


PURPOSE OF THE EXCHANGE OFFER

     We  issued  the  Private  Notes  on September 25, 2000, to UBS Warburg LLC,
Deutsche Bank Securities Inc., Chase Securities Inc. and First Union Securities, Inc., the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the Private Notes to "qualified institutional buyers", as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the Private Notes, we entered into a registration rights agreement with the initial purchasers on September 25, 2000. Pursuant to the registration rights agreement, we agreed that we would:

       (1) file a registration statement with the SEC with respect to the Exchange Notes within 60 days after the date of initial issuance of the Private Notes;

       (2) use our reasonable best efforts to cause the registration statement to be declared effective by the SEC on or prior to 120 days after the date of initial issuance of the Private Notes;

       (3) use our reasonable best efforts to consummate the exchange offer on or prior to 150 days after the date of initial issuance of the Private Notes; and

       (4) keep the exchange offer open for not less than 20 business days.

Upon the effectiveness of the registration statement, we will offer the Exchange Notes in exchange for the Private Notes. We filed a copy of the registration rights agreement as an exhibit to the registration statement.

RESALE OF THE EXCHANGE NOTES

     Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange Private Notes for Exchange Notes in the ordinary course of business. For further information on the SEC's position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the Exchange Notes. However, the foregoing does not apply to you if you are:

     o a broker-dealer who purchases the Exchange Notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or

     o an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

In addition, if:

     o you are a broker-dealer; or


     o you acquire Exchange Notes in the exchange offer for the purpose of distributing or participating in the distribution of the Exchange Notes,

you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Private Notes which the broker-dealer acquired as a result of market-making or other trading activities.


TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all Private Notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes surrendered pursuant to the exchange offer. You may tender Private Notes only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that:

     o we have registered the Exchange Notes under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting their transfer; and

     o holders of the Exchange Notes will not be entitled to any of the rights of holders of Private Notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

The Exchange Notes will evidence the same debt as the Private Notes and will be issued under the same indenture, so the Exchange Notes and the Private Notes will be treated as a single class of debt securities under the indenture.

     As of the date of this prospectus, $350,000,000 in aggregate principal amount of the Private Notes is outstanding and registered in the name of Cede & Co., as nominee for The Depository Trust Company. Only registered holders of the Private Notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the Private Notes entitled to participate in the exchange offer.

     You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

     We will be deemed to have accepted validly tendered Private Notes when, as and if we had given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the Exchange Notes from us.

     If you tender Private Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" will mean 5:00 p.m., New York City time, on January 24, 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

     To extend the exchange offer, we will:

     o notify the exchange agent of any extension orally or in writing; and

     o notify the registered holders of the Private Notes by means of a press release or other public announcement,

each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our reasonable discretion:

     o to delay accepting any Private Notes;

     o to extend the exchange offer; or

     o if any conditions listed below under "-Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.

     We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will accrue interest from September 25, 2000 at the rate of 10-3/4%, and, commencing April 1, 2001, cash interest on the Exchange Notes will accrue and be payable, at a per annum rate of 10-3/4%, semi-annually in arrears on each April 1 and October 1. The payment of interest on Exchange Notes will be in lieu of payment of any accrued but unpaid interest on Private Notes tendered for exchange.

PROCEDURES FOR TENDERING

     You may tender Private Notes in the exchange offer only if you are a registered holder of Private Notes. To tender in the exchange offer, you must:

     o complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

     o have the signatures guaranteed if required by the letter of transmittal; and

     o mail or otherwise deliver the letter of transmittal or the facsimile of the letter of transmittal to the exchange agent at the address listed below under "-Exchange Agent" for receipt before the expiration date.

In addition, either:

     o the exchange agent must receive certificates for the Private Notes along with the letter of transmittal into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date;

     o the exchange agent must receive a timely confirmation of a book-entry transfer of the Private Notes, if the procedure is available, into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date; or

     o you must comply with the guaranteed delivery procedures described below.

     Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     The method of delivery of Private Notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send letters of transmittal or Private Notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the transactions described above for you.

     If you are a beneficial owner of Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Private Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing and executing the letter of transmittal and delivering the Private Notes you must either:

     o make appropriate arrangements to register ownership of the Private Notes in your name; or

     o obtain a properly completed bond power from the registered holder.

     The transfer of registered ownership may take considerable time. Unless the Private Notes are tendered:

       (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

       (2) for the account of:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     o a commercial bank or trust company located or having an office or correspondent in the United States; or

     o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, an eligible guarantor institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "-Withdrawal of Tenders".

     If the letter of transmittal is signed by a person other than the registered holder, the Private Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the Private Notes.

     If the letter of transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

     The exchange agent and the depositary have confirmed that any financial institution that is a participant in the depositary's system may utilize the depositary's Automated Tender Offer Program to tender Notes.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Private Notes, which determination will be final and binding. We reserve the absolute right to reject any and all Private Notes not properly tendered or any Private Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of Private Notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of Private Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of Private Notes to have been made until you cure the defects or irregularities.

     While we have no present plan to acquire any Private Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Private Notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Private Notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under "-Conditions", and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

     If you wish to tender Private Notes in exchange for Exchange Notes in the exchange offer, we will require you to represent that:

     o you are not an affiliate of ours;

     o you will acquire any Exchange Notes in the ordinary course of your business; and

     o at the time of completion of the exchange offer, you have no arrangement with any person to participate in the distribution of the Exchange Notes.


In addition, in connection with the resale of Exchange Notes, any participating broker-dealer who acquired the Private Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Notes, with the prospectus contained in the registration statement.


RETURN OF NOTES

     If we do not accept any tendered Private Notes for any reason described in the terms and conditions of the exchange offer or if you withdraw any tendered Private Notes or submit Private Notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged Private Notes without expense to you as promptly as practicable. In the case of Private Notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit the Private Notes to an account maintained with the depositary as promptly as practicable.


BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the Private Notes at the depositary for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the depositary's systems may make book-entry delivery of Private Notes by causing the depositary to transfer the Private Notes into the exchange agent's account at the depositary in accordance with the depositary's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the depositary, you must transmit and the exchange agent must receive, the letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, at the address below under "-Exchange Agent" on or before the expiration date or pursuant to the guaranteed delivery procedures described below.


GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your Private Notes, but time will not permit a letter of transmittal, certificates representing the Private Notes to be tendered or other required documents to reach the exchange agent before the expiration date, you may effect a tender if:


       (a) the tender is made by or through an eligible guarantor institution;

       (b) before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, that:

     o states the name and address of the holder of the Private Notes, the name(s) in which the Private Notes are registered and the principal amount of Private Notes tendered,

     o states that the tender is being made by that notice of guaranteed delivery, and

     o guarantees that, within three New York Stock Exchange trading days after the expiration date, the eligible guarantor institution will deposit with the exchange agent the letter of transmittal, together with the certificates representing the Private Notes in proper form for transfer or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal; and

       (c) within three New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, as well as the certificates representing all tendered Private Notes in proper form for transfer and all other documents required by the letter of transmittal.

     Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your Private Notes according to the guaranteed delivery procedures described above.


WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of Private Notes at any time before 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Private Notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address listed in this prospectus before the expiration date. Any notice of withdrawal must:

     o specify the name of the person who deposited the Private Notes to be withdrawn;

     o identify the Private Notes to be withdrawn, including the principal amount of the Private Notes; and

     o be signed in the same manner as the original signature on the letter of transmittal by which the Private Notes were tendered, including any required signature guarantees.

     We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn Private Notes to have been validly tendered for purposes of the exchange offer, and we will not issue Exchange Notes with respect to those Private Notes, unless you validly re-tender the withdrawn Private Notes. You may re-tender properly withdrawn Private Notes by following one of the procedures described above under "-Procedures for Tendering" at any time before the expiration date.


CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the Private Notes, if:

       (1) the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;

       (2) an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;

       (3) a material adverse development shall have occurred in any existing action or proceeding with respect to us; or

       (4) all   governmental   approvals   which  we  deem  necessary  for  the
    completion of the exchange offer have not been obtained.

   If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

     o refuse to accept any Private Notes and return all tendered Private Notes to you;

     o extend the exchange offer and retain all Private Notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the Private Notes; or

     o waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Private Notes that have not been withdrawn.

     If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the Private Notes.


TERMINATION OF RIGHTS

     All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:

     o to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

     o to  provide,   upon  your  request,  the  information  required  by  Rule
       144A(d)(4) under the Securities Act to permit resales of the Notes pursuant to Rule 144A.


SHELF REGISTRATION

     In the event that:

       (1) any changes in law or SEC policy do not permit us to effect the exchange offer;

       (2) the exchange offer is not consummated within 150 days of the date of initial issuance of the Private Notes;

       (3) any holder of Private Exchange Notes (as defined in the registration rights agreement) so requests; or

       (4) a holder participating in the exchange offer does not receive Exchange Notes on the date of the exchange that may be sold without restriction under the federal securities laws (other than due solely to the status of the holder as our affiliate within the meaning of that term under the Securities Act), we will file with the SEC a shelf registration statement to register for public resale the transfer-restricted securities held by you if you provide us with the necessary information for inclusion in the shelf registration statement.


LIQUIDATED DAMAGES

     If:

       (1) we do not file the registration statement with the SEC on or prior to the 60th day following the date of initial issuance of the Private Notes;

       (2) we do not cause the registration statement to become effective on or prior to the 120th day following the date of initial issuance of the Private Notes;

       (3) we do not complete the exchange offer on or prior to the 150th day following the date of initial issuance of the Private Notes;

       (4) we are obligated to file a shelf registration statement and we do not file the shelf registration statement with the SEC on or prior to the 45th day following the date on which we have notice of the filing obligation;

       (5) we are obligated to file a shelf registration statement and the SEC does not declare the shelf registration statement effective on or prior to the later of the 60th day following the date on which the filing obligation arises or the 150th day following the date of initial issuance of the Private Notes; or


       (6) the registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Registrable Notes
    (as defined in the registration rights agreement) for the time of non-effectiveness or nonusability,


with each of items (1) through (6) constituting a "registration default", we agree to pay you liquidated damages in cash on each April 1 and October 1 in an amount equal to 0.25% per annum of the aggregate principal amount of the Registrable Notes, with respect to the first 90-day period immediately following the occurrence of the registration default. The amount of the liquidated damages will increase by an additional 0.25% to a maximum of 1.0% per annum of the aggregate principal amount of the Registrable Notes for each subsequent 90-day period until the registration default has been cured. We will not be required to pay liquidated damages for more than one registration default at any given time. Following the cure of all registration defaults, the accrual of liquidated damages will cease.


EXCHANGE AGENT


     We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:




 BY REGISTERED OR CERTIFIED MAIL:         BY FACSIMILE:           BY HAND/OVERNIGHT DELIVERY:
         The Bank of New York            (212) 815-6339               The Bank of New York
           101 Barclay Street                                          101 Barclay Street
      New York, New York 10286                                      New York, New York 10286
Reorganization Department, 7 East                              Reorganization Department, 7 East

                                      FOR INFORMATION CALL:
                                       William T. Buckley
                                         (212) 815-5788


     Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.


FEES AND EXPENSES


     We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail; however, our officers and regular employees may make additional solicitations by facsimile, telephone or in person.


     We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

     We will pay the cash expenses incurred in connection with the exchange offer, which we estimate to be approximately $200,000. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If you do not submit satisfactory evidence of payment of the taxes or exemption from payment with the letter of transmittal, we will bill the amount of the transfer taxes directly to you.

CONSEQUENCE OF FAILURES TO EXCHANGE

     Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, those Private Notes may be resold only:

     o to  a  person  whom  the  seller  reasonably   believes  is  a  qualified
       institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act;

     o in a transaction meeting the requirements of Rule 144 under the Securities Act;

     o outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

     o in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

     o to us; or

     o pursuant to an effective registration statement.

     In each case, the Private Notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.


                                USE OF PROCEEDS

     There will be no cash proceeds payable to us from the issuance of the Exchange Notes pursuant to the exchange offer. We used the proceeds from the sale of the Private Notes to repay a portion of our existing indebtedness and for general corporate purposes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange the Private Notes in like principal amount, the terms of which are identical in all material respects to the Exchange Notes. The Private Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in our indebtedness.

                                CAPITALIZATION

     The following table sets forth, as of September 30, 2000: (i) our actual capitalization, and (ii) our capitalization as adjusted to give effect to the sale of the Private Notes and the application of the net proceeds from the offering of the Private Notes to the repayment of our 9.5% senior subordinated notes due 2001 and the repayment of all outstanding amounts under our $250,000,000 short-term revolving credit facility and applying the remaining net proceeds to repaying amounts under our $1,750,000,000 revolving credit facility.

                                                                                         SEPTEMBER 30, 2000
                                                                                ------------------------------------
                                                                                    ACTUAL           AS ADJUSTED
                                                                                -------------   --------------------
                                                                                           (IN THOUSANDS)
Cash and cash equivalents ...................................................    $  166,590        $    166,590
                                                                                 ==========        ============
Current portion of long-term debt:
 Advances under the $250,000,000 Short-Term Revolving Credit Facility........    $       --        $         --
 9.5% Senior Subordinated Notes due 2001 ....................................       250,000                  --
 Other long-term debt .......................................................        54,578              54,578
                                                                                 ----------        ------------
   Total current portion of long-term debt ..................................    $  304,578        $     54,578
                                                                                 ----------        ------------
Long-term debt (net of current maturities):
 Advances under the $1,750,000,000 Revolving Credit Facility.................    $1,406,000        $  1,667,068
 3.25% Convertible Subordinated Debentures due 2003 .........................       567,750             567,750
 6.875% Senior Notes due 2005 ...............................................       250,000             250,000
 7.0% Senior Notes due 2008 .................................................       250,000             250,000
 Other long-term debt .......................................................        92,891              92,891
 10-3/4% Senior Subordinated Notes due 2008 .................................       350,000             350,000
                                                                                 ----------        ------------
   Total long-term debt .....................................................     2,916,641           3,177,709
                                                                                 ----------        ------------
Stockholders' equity:
 Preferred Stock, $.10 par value, 1,500,000 shares authorized; no shares
   outstanding ..............................................................            --                  --
 Common Stock, $.01 par value, 600,000,000 shares authorized; 424,243,000
   shares outstanding (1) ...................................................         4,242               4,242
 Additional paid-in capital .................................................     2,586,508           2,586,508
 Retained earnings ..........................................................     1,144,820           1,144,533 (2)
 Treasury stock .............................................................      (280,523)           (280,523)
 Receivable from Employee Stock Ownership Plan ..............................        (5,415)             (5,415)
 Notes receivable from stockholders, officers and management employees ......       (46,499)            (46,499)
                                                                                 ----------        ------------
   Total stockholders' equity ...............................................     3,403,133           3,402,846
                                                                                 ----------        ------------
    Total capitalization ....................................................    $6,624,352        $  6,635,133
                                                                                 ==========        ============

----------
(1) Outstanding shares do not include a total of 38,647,300 shares of Common Stock subject to options outstanding under our stock option plans. An additional 698,338 shares of Common Stock are reserved for future option grants under such plans. Outstanding shares also do not include 67,801 shares of Common Stock reserved for issuance pursuant to outstanding warrants, and 15,501,707 shares of Common Stock initially reserved for issuance upon conversion of our 3.25% convertible subordinated debentures due 2003.

(2) Adjusted to reflect the after-tax effect of the write-off of unamortized debt issue costs on our 9.5% senior subordinated notes due 2001.

                         DESCRIPTION OF EXCHANGE NOTES

     The Private Notes were issued, and the Exchange Notes offered hereby will be issued, pursuant to an indenture, dated as of September 25, 2000 (the "Indenture"), between us and The Bank of New York, as trustee (the "Trustee"). The following summary does not purport to be complete and such summary is subject to the detailed provisions of the Indenture, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Exchange Notes. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Exchange Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness of the Company (including the Company's obligations under the Credit Agreements) as described below under "-Subordination". The Company issued $350,000,000 aggregate principal amount of Private Notes in the initial issuance of the Private Notes. The securities that may be issued pursuant to the Indenture will not be limited in amount, and additional amounts may be issued in one or more series from time to time under the Indenture, subject to the limitations on the incurrence of Indebtedness set forth under "-Certain Covenants of the Company-Limitations on Additional Indebtedness and Subsidiary Preferred Stock" and restrictions contained in the Credit Agreements.

     The Exchange Notes will bear interest from September 25, 2000 at the rate of 10-3/4% per year, payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2001, to holders of record at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. The payment of interest on Exchange Notes will be in lieu of payment of any accrued but unpaid interest on Private Notes tendered for exchange. Interest on the Exchange Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The Exchange Notes will mature on October 1, 2008 and will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. The Exchange Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the holders of the Exchange Notes (the "Holders"). See "-Book-Entry; Delivery and Form". Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

SUBORDINATION

     The payment of principal of, and premium, if any, and interest on the Exchange Notes will be subordinated to the extent and in the manner provided in the Indenture to the prior payment in full in cash when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of, all existing and future Senior Indebtedness of the Company. At September 30, 2000, on a pro forma basis after giving effect to the offering of the Private Notes, the Company would have had approximately $2,167,068,000 of Senior Indebtedness outstanding (exclusive of unused commitments under the Credit Agreements). Subject to certain limitations, the Company and its Subsidiaries may incur additional Indebtedness in the future, including Senior Indebtedness. See "-Certain Covenants of the Company-Limitations on Additional Indebtedness and Subsidiary Preferred Stock".

     The Indenture provides that, upon any payment or distribution to creditors of the Company of the assets of the Company of any kind or character in a total or partial liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company), the holders of all Senior Indebtedness of the Company then outstanding will be entitled to payment in full in cash before the

Holders are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described under "-Satisfaction and Discharge of Indenture; Defeasance") on or with respect to the Exchange Notes and, until all Senior Indebtedness receives payment in full in cash, any distribution to which the Holders would be entitled will be made to holders of Senior Indebtedness.

     Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Senior Indebtedness of the Company in excess of $5,000,000 beyond any applicable grace period (a "Payment Default"), no payment of any kind or character shall be made by the Company (or by any other Person on its behalf) with respect to the Exchange Notes unless and until
(i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Senior Indebtedness or shall have ceased to exist,
(ii) such Senior Indebtedness shall have been discharged or paid in full in cash in accordance with the instruments governing such Senior Indebtedness or
(iii) the benefits of this sentence have been waived by the holders of such Senior Indebtedness or their representative, immediately after which the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Exchange Notes.

     Upon (1) the occurrence and continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness of the Company, as such event of default is defined therein or in the instrument or agreement under which it is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to accelerate (either immediately or with the passage of time or the giving of notice or both) the Stated Maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (a "Non-Payment Default") and (2) the receipt by the Trustee and the Company from the trustee or other representative of holders of such Designated Senior Indebtedness of written notice (a "Payment Blockage Notice") of such occurrence, no payment is permitted to be made by the Company (or by any other Person on its behalf) in respect of the Exchange Notes for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Senior Indebtedness):

       (v) the acceleration of the maturity of any Indebtedness (other than Senior Indebtedness) by virtue of the event that resulted in such Payment Blockage Period;

       (w) such Non-Payment Default has been cured or waived or has ceased to exist;

       (x) a 179-consecutive-day period commencing on the date such written notice is received by the Trustee has elapsed;

       (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-Payment Default has been cured or waived or has ceased to exist; and

       (z) such Designated Senior Indebtedness has been discharged or paid in full in cash,

immediately after which, in the case of clause (v), (w), (x), (y) or (z), the Company must resume making any and all required payments, including missed payments, in respect of its obligations under the Exchange Notes. Notwithstanding the foregoing, (a) not more than one Payment Blockage Period may be commenced in any period of 365 consecutive days and (b) no default or event of default with respect to the Designated Senior Indebtedness of the Company that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 365 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 90 consecutive days after such date.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property or securities, shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be segregated from other funds or assets and held in trust for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash of all such Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Notwithstanding the foregoing, Holders may receive and retain payment from the money or the proceeds held in any defeasance trust described under "-Satisfaction and Discharge of Indenture; Defeasance" below, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this "Subordination" section.

     If the Company fails to make any payment on the Exchange Notes when due or within any applicable grace period, whether or not such failure is on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the Holders to accelerate the Stated Maturity of the Exchange Notes. See "-Events of Default".

     By reason of the subordination provisions contained in the Indenture, in the event of bankruptcy, liquidation, insolvency or other similar proceedings, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Holders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders.

OPTIONAL REDEMPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on or after October 1, 2004, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning October 1 of the years indicated:

                                    OPTIONAL
YEAR                             REDEMPTION DATE
------------------------------- ----------------
  2006 ........................      105.375%
  2005 ........................      103.583%
  2006 ........................      101.792%
  2007 and thereafter .........      100.000%


     Notwithstanding the foregoing, at any time prior to October 1, 2003, the Company may redeem up to 35% of the aggregate principal amount of the Notes outstanding on the Issue Date with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that
(a) at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

     If less than all of the Exchange Notes are to be redeemed at any time, selection of the Exchange Notes to be redeemed will be made by the Trustee from among the outstanding Exchange Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

     The Exchange Notes will not be entitled to any sinking fund.

CHANGE OF CONTROL

     If a Change of Control shall occur at any time, then each Holder will have the right to require that the Company purchase such Holder's Exchange Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

     Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder by first-class mail, postage prepaid, at the address of such Holder appearing in the security register, stating, among other things,

       (i) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

       (ii)  that any Note not tendered will continue to accrue interest;

       (iii) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

       (iv) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

     The occurrence of certain of the events constituting a Change of Control under the Indenture may result in an event of default in respect of the Credit Agreements and other Indebtedness of the Company and its Subsidiaries and, consequently, the lenders thereof will have the right to require repayment of such Indebtedness in full. If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer and other amounts that might become due and payable in respect of other Indebtedness of the Company. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default and would give the Trustee and the Holders the rights described under "-Events of Default".

     One of the events which constitutes a Change of Control under the Indenture is the sale of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event Holders elect to require the Company to purchase the Exchange Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a Holder's right to require the Company to purchase such Holder's Exchange Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Indenture is limited in scope. The provisions of the Indenture may not afford Holders the right to require the Company to purchase such Exchange Notes in the event of a highly leveraged transaction or a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control.

     The   Company   will   comply  with  any  applicable  securities  laws  and
regulations in connection with a Change of Control Offer.

CERTAIN COVENANTS OF THE COMPANY

     The Indenture contains, among others, the following covenants:

     Limitations on Additional Indebtedness and Subsidiary Preferred Stock. (a) After the Issue Date,

       (i) the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the Stated Maturity of, or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including, without Imitation, Acquired Indebtedness) and

       (ii) the Company will not permit any of its Subsidiaries to issue (except to the Company or any of its Wholly Owned Subsidiaries) or create any Preferred Stock or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary;

provided, however, that the Company may incur Indebtedness and the Company may permit its Subsidiaries to issue or create Preferred Stock if after giving effect thereto, the Company's EBITDA Coverage Ratio on the date thereof would be at least 2.5 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Preferred Stock (declared to have an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock), as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's EBITDA Coverage Ratio.

     (b) Notwithstanding the foregoing, and irrespective of the EBITDA Coverage Ratio, in addition to Existing Indebtedness:

       (i) the Company may incur Indebtedness pursuant to the Private Notes issued on the Issue Date and the Exchange Notes issued in exchange for Private Notes;

       (ii) the Company may incur Indebtedness under the New Credit Agreement in an aggregate principal amount at any time not to exceed $400,000,000;

       (iii)  the    Company    and   its  Subsidiaries  may  incur  Refinancing
Indebtedness;

       (iv) the Company may incur any Indebtedness to any Subsidiary or any Subsidiary may incur any Indebtedness to the Company or to any Subsidiary;

       (v)   the  Company  and  its  Subsidiaries  may  incur  any  Indebtedness evidenced  by  letters  of  credit  which  are used in the ordinary course of business of the Company and its Subsidiaries to secure workers' compensation and other insurance coverages;

       (vi) the Company and its Subsidiaries may incur Capitalized Lease Obligations and Attributable Indebtedness, in each case excluding Existing Indebtedness, in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Tangible Assets; and

       (vii) the Subsidiaries of the Company may incur Indebtedness, excluding Existing Indebtedness, in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Indebtedness permitted to be incurred by Subsidiaries of the Company pursuant to the foregoing clauses (iii)-(vi).

     (c) Notwithstanding the foregoing, the Company may permit any Subsidiary which is a partnership formed to operate a single healthcare facility to issue or create Preferred Stock, provided that the aggregate amount of all such Preferred Stock outstanding after giving effect to such issuance or creation shall not exceed 1% of Consolidated Tangible Assets as of the date of such issuance or creation.

     Limitations on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to make any Restricted Payment if at the time of such Restricted Payment:

       (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

       (ii) after giving effect to the proposed Restricted Payment, the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the Issue Date, exceeds the sum of:

          (a) 50% of the Company's Consolidated Net Income accrued during the period (taken as a single period) commencing on July 1, 1997 to and including the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit),

          (b) the net cash proceeds from the issuance and sale of the Company's Capital Stock (other than to a Subsidiary of the Company) that is not Disqualified Stock during the period (taken as a single period) commencing with the Issue Date, and

          (c) $50,000,000; or

       (iii)   the  Company  would  not  be able to incur an additional $1.00 of
   Indebtedness   under  the  EBITDA  Coverage  Ratio  in  the  "Limitations  on
   Additional Indebtedness and Subsidiary Preferred Stock" covenant.

Notwithstanding the foregoing, the Company may;

       (w) pay any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this "Limitations on Restricted Payments" covenant on the date of declaration;

       (x) retire shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of the Company's Capital Stock (other than Disqualified Stock);

       (y) make Investments in Joint Ventures, when added to the aggregate amount of all such other Investments made pursuant to this clause (y) after the Issue Date, not exceeding at any time 5% of Consolidated Tangible Assets (with each such Investment being valued as of the date made and without regard to subsequent changes in value); and

       (z) make Investments, when added to the aggregate amount of all such other Investments made pursuant to this clause (z) after the Issue Date, not exceeding at any time 2.5% of Consolidated Tangible Assets (with each such Investment being valued as of the date made and without regard to subsequent changes in value);

provided,  however,  that  each  Restricted Payment described in clauses (w) and
(x) above shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (ii) of the immediately preceding paragraph.

     Limitations on Restrictions on Distributions from Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Subsidiary of the Company to

       (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Subsidiaries,

       (ii) make loans or advances to the Company or any of its other Subsidiaries or

       (iii) transfer any of its properties or assets to the Company or any of its other Subsidiaries,

in each case except for encumbrances or restrictions existing under or by reason of

       (a) applicable law,

       (b) the Credit Agreements,

       (c) Existing Indebtedness,

       (d) any restrictions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture and which was not incurred in anticipation or contemplation of the related acquisition, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries,

       (e) restrictions  or  encumbrances  replacing  those  permitted by clause
    (b), (c) or (d) above which, taken as a whole, are not materially more restrictive,

       (f) the Indenture,

       (g) any   restrictions   and  encumbrances  arising  in  connection  with
    Refinancing Indebtedness; provided, however, that any restrictions or encumbrances of the type described in this paragraph that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced,

       (h) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,

       (i) any agreement restricting the sale or other disposition of property securing Indebtedness if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances and

       (j) customary restrictions in purchase money debt or leases relating to the property covered thereby.

     Limitations on Certain Other Subordinated Indebtedness. The Company shall not create, incur, assume or suffer to exist any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness by its terms or the terms of the instrument creating or evidencing such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Exchange Notes.

     Limitations on Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will, directly or indirectly, in one transaction or a series of transactions, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Company or any of its Subsidiaries, other than transactions in the ordinary course between the Company and its Subsidiaries or among Subsidiaries of the Company (an "Affiliate Transaction"), unless

       (i) the terms of such Affiliate Transactions are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties;

       (ii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the disinterested members of the Board of Directors approving such Affiliate Transaction; and

       (iii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $25,000,000, the Company delivers to the Trustee the certificates specified in clause (ii) above and an opinion of an independent investment banking firm of national standing in the United States, stating that such Affiliate Transaction is fair from a financial point of view to the Company or such Subsidiary, as the case may be;

provided, however, that the foregoing clauses (ii) and (iii) shall not apply to transactions between the Company or any of its Subsidiaries and MedCenterDirect.com, Inc. or any entity to which the Company transfers all or substantially all of the rights to its HEALTHSOUTH Clinical Automation Program.


     Limitations on Liens. The Company will not create or suffer to exist any Lien (including any Lien created to secure the Company's obligation to repay Senior Subordinated Indebtedness other than any amounts owing on or in respect of the Exchange Notes), other than Permitted Liens, on any of its assets unless all payments due under the Indenture and the Exchange Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien.

     Limitations on Asset Sales. (a) The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale unless

       (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale,

       (ii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing and

       (iii) at least 75% of the consideration received by the Company or such Subsidiary therefor is in the form of cash paid at the closing thereof, provided, however, that this clause (iii) shall not apply if, after giving effect to such Asset Sale, the aggregate principal amount of all notes or similar debt obligations and Fair Market Value of all equity securities received by the Company from all Asset Sales since the Issue Date (other than such notes or similar debt obligations and such equity securities converted into or otherwise disposed of for cash and applied in accordance with the second succeeding sentence) would not exceed 2.5% of Consolidated Tangible Assets.

The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Company or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the
Company or such Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness and (y) any notes, securities or similar obligations or items of property received from such transferee that are immediately converted, sold or exchanged by the Company or such Subsidiary for cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of this "Limitations on Asset Sales" covenant. If at any time any non-cash consideration received by the Company or such Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this "Limitations on Asset Sales" covenant. A transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Payment and that is permitted under the covenant described under "Limitations on Restricted Payments" will not be deemed to be an Asset Sale.

     (b) If the Company or any Subsidiary engages in an Asset Sale, the Company or such Subsidiary shall, no later than 360 days after such Asset Sale,

       (i) apply all or any of the Net Proceeds therefrom to repay Senior Indebtedness in accordance with the applicable provisions thereof,

       (ii) invest all or any part of the Net Proceeds therefrom in the lines of business of the Company or any of its Subsidiaries immediately prior to such investment, or

       (iii)  any combination of clauses (i) and (ii) above.

The amount of such Net Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds".

     (c) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company will be required to make an offer to purchase (an "Asset Sale Offer") from all Holders, an aggregate principal amount of Exchange Notes equal to the amount of such Excess Proceeds as follows:

       (i) The Company will make an Asset Sale Offer to all Holders in accordance with the procedures set forth in the Indenture to purchase the maximum principal amount (expressed as a multiple of $1,000) of Exchange Notes that may be purchased out of the amount (the "Asset Sale Payment Amount") of such Excess Proceeds.

       (ii) The offer price for the Exchange Notes will be payable in cash in an amount equal to 100% of the principal amount of the Exchange Notes tendered pursuant to such Asset Sale Offer, plus accrued and unpaid interest to the date such Asset Sale Offer is consummated (the "Asset Sale Purchase Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Asset Sale Purchase Price of Exchange Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

       (iii) If the aggregate Asset Sale Purchase Price of Exchange Notes validly tendered and not withdrawn by holders thereof exceeds the Asset Sale Payment Amount, Exchange Notes to be purchased will be selected on a pro rata basis.

       (iv) Upon completion of such Asset Sale Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Asset Sale Offer was made shall be deemed to be zero.

     In the event that any other Indebtedness of the Company which ranks pari passu with the Exchange Notes ("Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds to both purchase such Other Debt and to make an Asset Sale Offer, provided, that the purchase price of such other debt does not exceed 100% of the aggregate principal amount or accreted value thereof plus interest thereon. With respect to any Excess Proceeds, the Company shall make the Asset Sale Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the purchase date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

     With respect to any Asset Sale Offer effected pursuant to this "Limitations on Asset Sales" covenant, to the extent the aggregate principal amount of Exchange Notes and Other Debt, if any, tendered pursuant to such Asset Sale Offer and the concurrent offer to purchase with respect to such Other Debt, exceeds the Excess Proceeds, such Exchange Notes and Other Debt, if any, shall be purchased pro rata based on the aggregate principal amount of such Exchange Notes and such Other Debt tendered by each holder thereof.

     The   Company   will   comply  with  any  applicable  securities  laws  and
regulations in connection with an Asset Sale Offer.

     Limitations on Mergers and Consolidations. The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under the Exchange Notes or the Indenture, to any Person unless:

       (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Exchange Notes and the Indenture;

       (ii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

       (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

       (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the EBITDA Coverage Ratio of the Company or the Successor, as the case may be, would be such that the Company or the Successor, as the case may be, would be entitled to incur at least $1.00 of additional Indebtedness under the EBITDA Coverage Ratio test in the "Limitations on Additional Indebtedness and Subsidiary Preferred Stock" covenant; and


       (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposition or assignment complies with the provisions of the Indenture.


     Reports. Whether or not required by the rules and regulations of the SEC, so long as any Exchange Notes are outstanding, the Company will file with the SEC, to the extent such filings are accepted by the SEC, and will furnish (within 15 days after such filing) to the Trustee and to the Holders all quarterly and annual reports and other information, documents and reports that would be required to be filed with the SEC pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition, the Company will make such information available to prospective purchasers of the Exchange Notes, securities analysts and broker-dealers who request it in writing.

EVENTS OF DEFAULT

     An "Event of Default" is defined in the Indenture as:

       (i) failure by the Company to pay interest on any of the Exchange Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by the terms of the Indenture described under "-Subordination" above);

       (ii) failure by the Company to pay the principal of (or premium, if any, on) the Exchange Notes when it becomes due and payable, whether at its Stated Maturity, upon redemption, upon acceleration or otherwise (whether or not prohibited by the terms of the Indenture described under "-Subordination" above);

       (iii) failure by the Company to comply with its obligations or covenants described under the captions "-Change of Control", "-Certain Covenants of the Company-Limitations on Asset Sales" or "-Certain Covenants of the Company-Limitations on Mergers and Consolidations" above (whether or not prohibited by the terms of the Indenture described under "-Subordination" above);

       (iv) failure by the Company to comply with any covenant in the Indenture (except the covenants referred to in clauses (i), (ii) and (iii) hereto) and continuance of such failure for 30 days after notice of such failure has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding;

       (v) any acceleration of the Stated Maturity of Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount of at least $25,000,000 or a failure to pay such Indebtedness at its Stated Maturity, provided that such acceleration or failure to pay is not cured within 10 days after such acceleration or failure to pay;

       (vi) a final judgment or final judgments that exceed $25,000,000 for the payment of money have been entered by a court or courts of competent jurisdiction against the Company and/or any Significant Subsidiary of the Company and such judgment or judgments have not been discharged within 30 days after all rights to appeal have been exhausted; and

       (vii)   certain   events  of  bankruptcy,  insolvency  or  reorganization
   involving the Company or any Significant Subsidiary of the Company.

     If  an Event of Default (other than an Event of Default specified in clause
(vii)  above  relating  to  the  Company)  shall have occurred and be continuing under  the  Indenture,  the  Trustee,  by  written notice to the Company, or the
Holders  of  at  least  25%  in  aggregate  principal  amount  of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Exchange Notes to be due and payable. Upon effectiveness of such acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Exchange Notes shall immediately become due and payable. If an Event of Default specified in clause (vii) above relating to the Company occurs, all outstanding Exchange Notes shall become due and payable without any further action or notice.

     In certain cases, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Exchange Notes.

     The Holders may not enforce the provisions of the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest on the Exchange Notes) if the Trustee determines that withholding such notice is in the Holders' interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may, at its option by a resolution of the Board of Directors, at any time, elect to have the obligations of the Company discharged with respect to the outstanding Exchange Notes ("Legal Defeasance") under the Indenture. Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes and to have satisfied all its other obligations under the Exchange Notes and the Indenture insofar as the Exchange Notes are concerned except for

       (i)   the  rights  of  Holders  of  outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due on the Stated Maturity thereof (or, upon redemption, if applicable) from the trust fund established to effect such defeasance,

       (ii) the Company's obligations to issue temporary Exchange Notes, register the transfer or exchange of any such Exchange Notes, replace mutilated, destroyed, lost or stolen Exchange Notes, maintain an office or agency for payments in respect of such Exchange Notes and segregate and hold such payments in trust,

       (iii) the rights, powers, trusts, duties and immunities of the Trustee, and

       (iv)  the defeasance provisions of the Indenture.

     In addition, the Company may, at its option by a resolution of the Board of Directors, at any time, elect to have the obligations of the Company released with respect to certain covenants set forth in the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Exchange Notes ("Covenant Defeasance").

     In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

       (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in U.S. dollars, or U.S. government obligations, or, in the case of Covenant Defeasance, corporate obligations rated at least "A" by Standard & Poor's Ratings Group or at least "A" by

   Moody's Investors Service, Inc. or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on the outstanding Exchange Notes on the Stated Maturity thereof (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;

       (ii) no Default or Event of Default with respect to the Exchange Notes will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (vii) of "-Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

       (iii) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound;

       (iv) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the Issue Date, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

       (v) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

       (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.


TRANSFER AND EXCHANGE

     A Holder will be able to register the transfer of or exchange Exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required

       (i) to register the transfer of or exchange any Exchange Note selected for redemption,

       (ii) to register the transfer of or exchange any Exchange Note for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing, or

       (iii) to register the transfer or exchange of an Exchange Note between a record date and the next succeeding interest payment date.

The registered Holder will be treated as the owner of such Exchange Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Exchange Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Exchange Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that without the consent of each Holder affected, the Company and the Trustee may not:

       (i) change the Stated Maturity of the principal of, or any installment of interest on, such Exchange Note or alter the optional redemption provisions thereof;

       (ii) reduce the principal amount of, or premium, if any, or interest on, such Exchange Note or extend the time of payments under the Exchange Notes;

       (iii) modify the subordination provisions in the Indenture in a manner adverse to the Holder (including any modification of the definition of Senior Indebtedness);

       (iv) change the place or currency of payment of principal of, or premium, if any, or interest on, such Exchange Note;

       (v) alter the provisions with respect to the obligation of the Company to make a Change of Control Offer in accordance with "-Change of Control" above or to make an Asset Sale Offer in accordance with "-Certain Covenants-Limitations on Asset Sales" above;

       (vi) impair the right to institute suit for the enforcement of any payment on or with respect to such Exchange Note; or

       (vii) reduce the percentage in principal amount of outstanding Exchange Notes, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults or Events of Default.

     Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Exchange Notes:

       (i) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Exchange Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Exchange Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

       (ii) to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

       (iii) to provide for the assumption by a successor corporation of the Company's obligations under the Indenture;

       (iv)  to add guarantees with respect to the Exchange Notes;

       (v)  to secure the Exchange Notes;

       (vi) to add to the covenants of the Company or the Events of Default for the benefit of Holders;

       (vii)  to surrender any right or power conferred on the Company; or

       (viii) to make any other change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

     The consent of Holders will not be necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons shall continue to be Holders after such record date.

CONCERNING THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if the Trustee acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

     The Indenture and the Exchange Notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Notes will be represented by one or more permanent global certificates in definitive, fully registered form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Exchange Notes in certificated form except in the limited circumstances described below. See "-Exchange of Book-Entry Notes for Certificated Notes".

     Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking societe anonyme ("Clearstream")), which may change from time to time.


DEPOSITARY PROCEDURES

     DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     Pursuant to procedures established by DTC:

       (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes, and

       (ii) ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system.

     All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Notes, see "-Exchange of Book-Entry Notes for Certificated Notes".

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE EXCHANGE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder under the Indenture. The Company and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

       (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payment made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect
    Participant's records relating to the beneficial ownership interests in the Global Notes or

       (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.


     Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.


     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC 's rules on behalf of Euroclear and Clearstream, as the case may be, by their depositories. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositories to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day of Euroclear or Clearstream following DTC's settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such Participant or Participants has or have given such direction. If there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Notes for legended Exchange Notes in certificated form, and to distribute the Exchange Notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A   Global   Note   is   exchangeable  for  Exchange  Notes  in  registered
certificated form (a "Certificated Note") if:

       (i) DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company fails to appoint a successor depositary within 60 days, or (2) has ceased to be a clearing agency registered under the Exchange Act, or

       (ii) at the request of a holder, if there shall have occurred and be continuing an Event of Default with respect to the Exchange Notes.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures), unless the Company determines otherwise in accordance with the Indenture and in compliance with applicable law.

CERTAIN DEFINITIONS


     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms used in the Indenture.

     "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Company after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries sell, lease, convey or otherwise dispose of:

       (i) all or substantially all of the Capital Stock of any of such Person's Subsidiaries,

       (ii) assets which constitute all or substantially all of any division or fine of business of such Person or any of its Subsidiaries, or

       (iii) any  other  assets of such Person or any of its Subsidiaries, other
than  in   the  ordinary  course  of business, provided, that  the  Fair  Market
Value thereof shall be at least 1% of Consolidated Tangible Assets;

provided, however, that the following shall not constitute Asset Sales:

       (a) transactions between the Company and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries;

       (b)   any  transaction  not  prohibited  by  the covenant described under
   "Limitations   on  Restricted  Payments"  or  that  constitutes  a  Permitted
   Investment;

       (c) any transfer of assets (including Capital Stock) that is governed by and in accordance with the provisions described under "Limitations on Mergers and Consolidations" or the creation of any Lien not prohibited by the covenant described under "Limitations on Liens"; or

       (d) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries.

     "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

     "Bank Debt" means all obligations of the Company and its Subsidiaries, now or hereafter existing under (i) the Credit Agreements, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, and (ii) any Indebtedness incurred by the Company to extend, refund or refinance, in whole or in part, the Bank Debt, including any interest and premium on any such Indebtedness.

     "Capital  Stock"  of  any  Person  means  any  and  all  shares,  rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership, joint venture and limited liability company interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Capitalized Lease Obligations" of any Person means the obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following:

       (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons;

       (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of the Company's Common
   Equity outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Company's Common Equity would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Company's Common Equity immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of the Company's Common Equity immediately before such transaction;

      (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of Capital Stock of the Company entitled to vote generally in the election of directors of the Company;

      (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

      (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.


     "Company" means HEALTHSOUTH Corporation, or, subject to the Indenture, its successors and assigns.

     "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

     "Consolidated Depreciation Expense" of any Person means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income, plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii) Consolidated Amortization Expense, plus (iv) Consolidated Interest Expense, plus (v) all other unusual non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

     "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such provision for income taxes was deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" of any Person for any period means, without duplication, (i) the Interest Expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) (to the extent not otherwise included within the definition of Interest Expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of such Person for such period determined on a consolidated basis, plus (iii) the dividend requirements of such Person and its Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than Disqualified Stock) of such Person or such Subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

       (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly Owned Subsidiaries in the form of dividends or similar distributions during such period;

       (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries;

      (iii) the net income of any Subsidiary of the referent Person (other than a Wholly Owned Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;


      (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries;

       (v) any extraordinary gain or extraordinary loss, together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or extraordinary loss, realized by the referent Person or any of its Subsidiaries during such period; and

      (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

     "Consolidated   Net  Worth"  of  any  Person  as  of  any  date  means  the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the Issue Date) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or any of its Subsidiaries.

     "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or any of its Subsidiaries.

     "Credit Agreements" means (i) the Credit Agreement dated as of June 23, 1998 by and among the Company, as borrower, Nationsbank, National Association, as Administrative Agent and Arranger, J.P. Morgan Securities Inc., Deutsche Bank AG and Scotiabanc, Inc., as Syndication Agents and Co-Arrangers, and the other lenders party thereto from time to time, together with the related documents thereto, including, without limitation, any security documents, if any, and all exhibits and schedules thereto and any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lender, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time and (ii) the New Credit Agreement.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means (i) the Bank Debt, without regard to the amounts outstanding thereunder, and (ii) any Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding of at least $20,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity date of the Notes.

     "EBITDA Coverage Ratio" with respect to any period means the ratio of (i) Consolidated EBITDA of the Company to (ii) the aggregate amount of Consolidated Interest Expense of the Company for such period; provided, however, that if any calculation of the Company's EBITDA Coverage Ratio requires the use of any quarter prior to the Issue Date, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Private Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

     "Eligible Investments" of any Person means Investments of such Person in:

       (i) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

       (ii) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.;

      (iii) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

      (iv) a certificate of deposit by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (a) insured by the Federal Deposit Insurance Corporation or (b) properly secured by such bank by pledging direct obligations of the United States of America having a market value of not less than the face amount of such deposits;

       (v) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Corporation, or P-1 or higher by Moody's Investors Service, Inc.; or

      (vi) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating, or that is the full recourse obligation of a person whose senior debt is rated A or higher by Standard & Poor's Corporation or A2 or higher by Moody's Investors Service, Inc.

     "Equity Offering" means a primary offering of Capital Stock of the Company (other than Disqualified Stock or Preferred Stock) pursuant to a registration statement filed with the SEC in accordance with the Securities Act and declared effective by the staff of the SEC.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

     "Fair Market Value" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as from time to time in effect.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

     "Indebtedness" of any Person at any date means, without duplication:

       (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

       (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (iii) all  obligations  of such  Person in respect of letters of credit or
   other  similar   instruments  (or  reimbursement   obligations  with  respect
   thereto);

      (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by the Indenture or that protect the Company and/or its Subsidiaries against changes in foreign exchange rates);

      (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

      (vi) all Capitalized Lease Obligations of such Person;

      (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

      (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee;

      (ix) all Attributable Indebtedness; and

      (x) all Disqualified Stock of such Person and its Subsidiaries and all other Preferred Stock of Subsidiaries of such Person valued at the greater of
   (a) the voluntary or involuntary liquidation preference of such Disqualified Stock or such Preferred Stock, as the case may be, and (b) the aggregate amount payable upon purchase, redemption, defeasance or payment of such Disqualified Stock or such Preferred Stock, as the case may be.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations plus past due interest as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

     "Interest Expense" of any Person for any period means the aggregate amount of interest which, in accordance with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation or duplication, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount and all other non-cash interest expense other than interest amortized to cost of sales) plus the aggregate amount, if any, by which such interest expense was reduced as a result of the amortization of deferred debt restructuring credits for such period.

     "Investments" of any Person means:

      (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

      (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person;

      (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person; and

      (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means September 25, 2000, the date the Private Notes were initially issued.

     "Joint Venture" means any Person at least a majority of whose revenues result from healthcare related businesses or facilities.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Proceeds" with respect to any Asset Sale means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Subsidiaries from such Asset Sale (including, without limitation, cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to the Company or any of its Subsidiaries, (b) payment of all commissions and other fees and expenses related to such Asset Sale and (c) deduction of an appropriate amount to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale and (ii) all non-cash consideration received by the Company or any of its Subsidiaries from such Asset Sales upon the liquidation or conversion of such consideration into cash.

     "New Credit Agreement" means the $400,000,000 senior credit facility recently entered into by the Company, together with the related documents thereto, including, without limitation, any security documents, if any, and all exhibits and schedules thereto and any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lender, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the taking of any action under the Indenture shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in the Indenture relating thereto and
(ii) a statement as to whether, in the opinion of the signers, such condition has been complied with. "Opinion of Counsel" means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or the Trustee) that complies with the requirements of the Indenture. "Permitted Investments" means:

      (i) capital contributions, advances or loans to the Company by any Subsidiary or by the Company or any of its Subsidiaries to a Subsidiary of the Company;

      (ii) the acquisition and holding by the Company and each of its Subsidiaries of receivables owing to the Company and such Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

      (iii) the acquisition and holding by the Company and its Subsidiaries of cash and Eligible Investments;

      (iv) Investments in any Person as a result of which such other Person becomes a Subsidiary of the Company or is merged into or consolidated with or transfers all or substantially an of its assets to the Company or any of its Subsidiaries; and

      (v) the making of an Investment by the Company, directly or through a Wholly Owned Subsidiary, in a Wholly Owned Subsidiary formed solely for the purpose of insuring the healthcare business and facilities owned or operated by the Company or a Subsidiary and any physician employed by or on the staff of any such business or facility (the "Insurance Subsidiary"), provided that the amount invested in such Insurance Subsidiary does not exceed $15,000,000.

     "Permitted Liens" means:

      (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings;

      (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;

      (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

      (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business;

      (v) attachment or judgment Liens not giving rise to a Default or an Event of Default;

      (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

      (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

      (viii) Liens with respect to any Acquired Indebtedness; provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Company or its Subsidiaries and, with respect to Indebtedness other than Senior Indebtedness, not incurred in anticipation or contemplation of such acquisition;

      (ix) Liens securing Senior Indebtedness or Refinancing Indebtedness; provided, in the case of Refinancing Indebtedness, that such Liens only extend to the assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such assets;

      (x) purchase money mortgages (including Capitalized Lease Obligations);

      (xi) Liens existing on the Issue Date;

      (xii)  Liens  on  assets  of  any  Subsidiary  of  the  Company   securing
   Indebtedness of such Subsidiary, provided that such Indebtedness is permitted to be incurred by the terms of the Indenture;

      (xiii) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Subsidiary;

      (xiv) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of the Indenture;

      (xv) any Lien consisting of a right of first refusal or option to purchase the Company's ownership interest in any Subsidiary or to purchase assets of the Company or any Subsidiary of the Company, which right of first refusal or option is entered into in the ordinary course of business; and

      (xvi) the Lien granted to the Trustee pursuant to the trust created pursuant to "-Satisfaction and Discharge of Indenture; Defeasance" above and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company.


     "Person" means any individual, corporation, partnership, joint venture, incorporated or incorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Preferred Stock" means with respect to any Person all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends or distributions of rating profit or cash.

     "Refinancing Indebtedness" means Indebtedness that is applied to refund, refinance or extend any Existing Indebtedness (other than Indebtedness under the New Credit Agreement), provided that:

      (i) the Refinancing Indebtedness is the obligation of the same Person (or if the Indebtedness being refinanced is an obligation of one or more Subsidiaries of the Company, such Refinancing Indebtedness may be incurred by the Company or one or more other Subsidiaries of the Company) and is subordinated to the Notes, if at all, to the same extent as the Indebtedness being refunded, refinanced or extended;

      (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended;

      (iii) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended;

      (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets that the Indebtedness being refunded, refinanced or extended is secured; and

      (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the Issue
   Date).

   "Restricted Payment" means with respect to any Person:

      (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment);

      (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's or such Person's Subsidiaries' Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly;

      (iii) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, of Subordinated Indebtedness of the Company or its Subsidiaries;

      (iv)  the   incurrence,   creation  or  assumption  of  any  guarantee  of
   Indebtedness of any Affiliate (other than a Subsidiary of the Company); or

      (v) the making of any Investment in any Person (other than Permitted Investments);

provided, however, that with respect to the Company and its Subsidiaries, Restricted Payments shall not include any payment described in clause (i), (ii) or (iii) above made (1) to the Company or any of its Wholly Owned Subsidiaries by any of the Company's Subsidiaries or (2) by the Company to any of its Wholly Owned Subsidiaries or (3) by any Subsidiary, provided that the Company or another Subsidiary receives its proportionate share thereof.

     "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at the time.

     "Secretary's Certificate" means a certificate signed by the Secretary or any Assistant Secretary of the Company in his or her official (and not individual) capacity.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means the principal of and premium, if any, and interest on and other amounts due on or in connection with any Indebtedness of the Company existing on the Issue Date or any Indebtedness of the Company thereafter created, incurred or assumed and permitted under the "Limitations on Additional Indebtedness and Subsidiary Preferred Stock" covenant, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

     "Senior Subordinated Indebtedness" means the Notes and any other indebtedness, guarantee or obligation of the Company that (in the case of such other Indebtedness) specifically provides that such indebtedness, guarantee or obligation is to rank pari passu with other Senior Subordinated Indebtedness of the Company and is not subordinated by its terms to any indebtedness, guarantee or obligation of the Company which is not Senior Indebtedness.

     "Significant Subsidiary" means a Subsidiary of the Company which at the time of determination either (i) had tangible assets which, as of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of Consolidated Tangible Assets as of such date, or (ii) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total consolidated revenues for such period.

     "Stated Maturity" when used with respect to any security or any installment of interest thereon, means that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

     "Subordinated Indebtedness" of any Person means any Indebtedness of such Person that is subordinated in right of payment to the Notes.

     "Subsidiary" of any Person means (i) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least 50% of the Common Equity of such entity and has the authority to manage such entity on a day-to-day basis.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" of any person means (i) a Subsidiary of which 100% of the Common Equity (except for director's qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.


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

                       MATERIAL U.S. FEDERAL INCOME TAX
                         CONSEQUENCES OF THE EXCHANGE

     The following is a general discussion of certain United States federal income tax considerations to holders of the Exchange Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

     This discussion does not deal with all aspects of United States federal income taxation that may be important to holders of the Exchange Notes and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all tax consequences that may be important to particular holders in light of their personal circumstances, or to certain types of holders (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who hold the Exchange
Notes in connection with a straddle, hedge, conversion transaction or any similar or hybrid financial instrument) that may be subject to special rules. This discussion assumes that each holder holds the Exchange Notes as a capital asset within the meaning of section 1221 of the Code.

     For the purpose of this discussion, a "Non-U.S. Holder" refers to any holder who is not a United States person. The term "United States person" means a citizen or resident of the United States, a corporation or partnership (including any entity taxed as a partnership for United States federal income tax purposes) organized in the United States or any state thereof, an estate, the income of which is includible in income for the United States federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

     HOLDERS OF THE EXCHANGE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES AND THE EFFECT THAT THEIR PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH TAX CONSEQUENCES.


EXCHANGE OF PRIVATE NOTES FOR EXCHANGE NOTES

     The terms of the Exchange Notes are identical to those of the Private Notes, except that the Exchange Notes are registered under applicable federal securities laws. Under applicable Treasury Regulations, the exchange of Private Notes for Exchange Notes pursuant to the exchange offer should not be treated as an "exchange" for federal income tax purposes and holders of the Private Notes should not recognize any gain or loss on such exchange. If, however, the exchange of Private Notes for Exchange Notes were treated as an "exchange" for federal income tax purposes, such transactions should constitute a recapitalization for federal income tax purposes and holders of the Private Notes should not recognize any gain or loss on such exchange. The term "Exchange Notes" utilized in the following sections means, in certain contexts, the Private Notes and Exchange Notes considered as one and the same evidences of indebtedness in applying the federal income tax rule in question.

TAX CONSIDERATIONS APPLICABLE TO UNITED STATES PERSONS

     Interest on Exchange Notes. Interest paid on the Exchange Notes will be taxable to a holder as ordinary interest income at the time that such interest is accrued or received (actually or constructively) in accordance with the holder's method of tax accounting and in the amount of each payment.

     Sale or Exchange of Exchange Notes. In general, a holder of the Exchange Notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Exchange Notes measured by the difference between the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued interest which will be taxable as such) and the holder's adjusted tax basis in the Exchange Notes. A holder's tax basis in the Exchange Notes generally will equal the cost of the Private Notes to the holder increased by the amount of market discount, if any, previously taken into income by the holder or decreased by any bond premium theretofore amortized by the holder with respect to the Exchange Notes. Subject to the market discount rules discussed below, the gain or loss on the disposition of the Exchange Notes will be capital gain or loss and will be long-term gain or loss if the Exchange Notes have been held for more than one year at the time of such disposition.


     Market Discount. The resale of the Exchange Notes may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on an Exchange Note will generally be equal to the amount, if any, by which the stated redemption price at maturity of the Exchange Notes immediately after its acquisition exceeds the holder's tax basis in the Exchange Notes. Subject to a de minimis exception, these provisions generally require a holder of an Exchange Note acquired at a market discount to treat as ordinary income any gain recognized on the disposition of such Exchange Notes to the extent of the "accrued market discount" on such Exchange Notes at the time of disposition. In general, market discount on an Exchange Note will be treated as accruing on a straight-line basis over the term of such Exchange Notes, or, at the election of the holder, under a constant yield method. Holders may elect to include accrued market discount in income currently with respect to all market discount bonds acquired on or after the first day of the first taxable year for which the election is effective and for any such bond on either a straight-line or constant yield basis. In the absence of such election, a holder of Exchange Notes acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to acquire or carry the Exchange Notes until the Exchange Notes are disposed of in a taxable transaction.


TAX CONSIDERATIONS APPLICABLE TO NON-U.S. HOLDERS


     Interest on Exchange Notes. Generally, interest paid on the Exchange Notes to a Non-U.S. Holder will not be subject to United States federal income tax if: (i) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder; (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code; and (iii) the beneficial owner, under penalty of perjury, certifies that the owner is not a United States person and provides the owner's name and address. If certain requirements are satisfied, the certification described in clause (iii) above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business. Under United States Treasury Department regulations generally effective for payments made after December 31, 2000, subject to certain transition rules, the certification described in clause (iii) above also may be provided by a qualified intermediary on behalf of one or more beneficial owners (or other intermediaries), provided that such intermediary has entered into a withholding agreement with the IRS and certain other conditions are met.


     A holder that is not exempt from tax under these rules will be subject to United States federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally. Corporate Non-U.S. Holders that receive interest income that is effectively connected with the conduct of a trade or business within the United States may also be subject to an additional "branch profits" tax on such income. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.


     Sale or Exchange of Exchange Notes. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized upon the sale or other disposition of the Exchange Notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Exchange Notes as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other circumstances are present; or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of United States federal income tax law applicable to certain United States expatriates.

     Federal Estate Tax. An Exchange Note beneficially owned by an individual who is a Non-U.S. Holder at the time of his or her death generally will not be subject to United States federal estate tax as a result of such individual's death, provided that (i) such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and (ii) interest payments with respect to such Exchange Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     United States Persons. Information reporting and backup withholding may apply to payments of interest on or the proceeds of the sale or other disposition of the Exchange Notes with respect to certain non-corporate United States persons. Such United States persons generally will be subject to backup withholding at a rate of 31% unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the United States person's federal income tax liability, upon furnishing the required information to the IRS.

     Non-U.S. Holders. Generally, information reporting and backup withholding of United States federal income tax at a rate of 31% may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders if the payee fails to certify that the holder is not a United States person or if the Company or its paying agent has actual knowledge that the payee is a United States person. The 31% backup withholding tax generally will not apply to interest paid to Non-U.S. Holders outside the United States that are subject to 30% withholding as discussed above (see "Tax Considerations Applicable to Non-U.S. Holders-Interest on Exchange Notes") or that perfect their eligibility for the benefits of a tax treaty that reduces or eliminates such withholding.

     The payment of the proceeds on the disposition of Exchange Notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The payment of the proceeds of the disposition by a Non-U.S. Holder of Exchange Notes to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for certain periods is from activities that are effectively connected with a United States trade or business or, with respect to payments made after December 31, 2000, a foreign partnership in which United States persons hold more than 50% of the income or capital interests or which is engaged in a United States trade or business at any time during its tax year, information reporting will apply unless such broker has documentary evidence of the owner's foreign status as a Non-U.S. Holder and has no actual knowledge to the contrary or unless the owner otherwise establishes an exemption. Both backup withholding and information reporting will apply to the proceeds from the disposition if the broker has actual knowledge that the payee is a United States person.

     United States Treasury Department regulations generally effective for payments made after December 31, 2000, subject to certain transition rules, alter the foregoing rules in certain respects. Among other things, such regulations provide presumptions under which a Non-U.S. Holder is subject to information reporting and backup withholding at the rate of 31% unless the Company receives certification from the holder of its status as a Non-U.S.
Holder. Depending on the circumstances, this certificate will need to be provided (i) directly by the Non-U.S. Holder; (ii) in the case of a Non-U.S. Holder that is treated as a partnership or other fiscally transparent entity, by the partners, shareholders or other beneficiaries of such entity; or (iii) by certain qualified financial institutions or other qualified entities on behalf of the Non-U.S. Holder.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of Exchange Notes received in exchange for Private Notes where the broker-dealer acquired the Private Notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to 180 days after the date on which the registration statement is declared effective (subject to extension under certain circumstances), we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Broker-dealers may sell Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell Exchange Notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on any resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify you against liabilities under the Securities Act.

     By its acceptance of the exchange offer, any broker-dealer that receives Exchange Notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of Exchange Notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requests the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.


                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the Exchange Notes to be issued pursuant to the exchange offer will be passed upon by Haskell Slaughter & Young, L.L.C., Birmingham, Alabama.


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